Exhibit 5.1

REEDER & SIMPSON P.C.
ATTORNEYS AT LAW

P.O. Box 601	Telephone: 011-692-625-3602
RRE Commercial Center	Email: dreeder@ntamar.net
Majuro, MH 96960	r.simpson@simpson.gr

RS Platou Markets, Inc.
Manager of the Second Placement Agent
410 Park Avenue
Suite 701
New York, New York 10022

February 5, 2014

We are licensed to practice law in the Republic of the Marshall Islands (the “RMI”), and are members in good standing of the Bar of the RMI.  We are acting as special RMI counsel for DHT Holdings, Inc., a RMI corporation (the “Company”), and certain RMI Subsidiaries, all of which are RMI corporations and all of which are listed on the attached Schedule I (the “RMI Subsidiaries”), in connection with the direct sale to certain investors of 30,300,000 shares (the “Shares”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Placement Agency Agreement dated January 31, 2014 (the “Placement Agreement”), by and between the Company and RS Platou Markets, Inc., acting severally on behalf of themselves and the several placement agents named in Schedule II thereto (collectively, the “Placement Agents”) and the Subscription Agreements listed on Schedule II hereto (the “Subscription Agreements”, and together with the Placement Agreement, the “Transaction Documents”).

This opinion is furnished to the Placement Agent pursuant to Section 3(e) of the Placement Agreement.

For purposes of this opinion, we have made such examinations of matters of law as we deem necessary in connection with the opinions expressed herein.  In rendering this opinion, we have also examined and relied upon copies of the Registration Statement on Form F-3            (File No. 333-176669) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as it became effective under the Securities Act (the “Registration Statement”), the Company’s Prospectus Supplement, dated January 31, 2014  (the “Prospectus Supplement”), included in the Registration Statement as filed by the Company pursuant to Rule 424 of the rules and regulations of the Securities and Exchange Commission under the Securities Act,  the Articles of Incorporation and Bylaws of each of the Company and each of the RMI Subsidiaries and all such other documents, affidavits, corporate records or certificates or other statements of RMI government officials or officers or representatives of the Company and each of the RMI Subsidiaries and such other instruments as we have considered necessary and appropriate.

In rendering this opinion we have assumed with your permission and without independent verification:

1.           The genuineness of all signatures, the legal capacity of natural persons and of all parties to the Transaction Documents (other than the Company), the authenticity of all items submitted to us, and the conformity with originals of all items submitted to us as copies, facsimile, electronic or otherwise.  We have assumed that when each party to the Transaction Documents (other than the Company and the RMI Subsidiaries) executed and delivered the Transaction Documents along with all other agreements, instruments, associated documents, and resolutions, that such party was duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, that such party was duly qualified to engage in the transactions covered by this opinion, that such party had the power and authority to enter into and perform its obligations thereunder, that such party had duly and validly authorized, executed and delivered the Transaction Documents, that the Transaction Documents constitute the legal, valid, and binding obligations of such party, that the due authorization, execution, validity, enforceability and delivery of the Transaction Documents complies with all relevant laws other than the laws of the RMI which are the subject of this opinion, and that all actions required to be taken by such parties have been duly accomplished including the completion of all conditions precedent;

2.           The effect of any applicable bankruptcy, insolvency, reorganization, preferential and fraudulent transfer, moratorium and other similar laws now or hereafter in effect affecting generally the enforcement of creditors or secured creditors rights; and

3.           The truth, accuracy, and completeness of all representations and warranties in the Transaction Documents as to factual matters but not as to conclusions of law that are the subject of this opinion letter.

We express no opinion whatsoever as to matters governed by or the effect or applicability or enforceability of any laws of any other jurisdiction other than the laws of the RMI which are in effect as of the date hereof.  This opinion speaks as of the date hereof, and it should be recognized that changes may occur in the laws of the RMI after the date of this letter which may affect the opinions set forth herein.  We assume no obligation to advise the parties, their counsel, or any other party seeking to rely upon this opinion, of any such changes, whether or not material, or of any other matter which may hereinafter be brought to our attention.  This opinion is furnished solely for your benefit in connection with the above-described transaction and may not be used for any other purpose or relied upon by, nor copies delivered to, any person without our prior written consent in each case.

On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1.           The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the RMI, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus Supplement, and the Prospectus and to execute and deliver the Transaction Documents and to perform its obligations thereunder and to consummate the transactions contemplated thereby.

2.           Each of the RMI Subsidiaries has been duly incorporated and validly exists as a corporation in good standing under the laws of the RMI, with full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus Supplement, and the Prospectus.

3.           The Transaction Documents have each been duly and validly authorized, executed and delivered by the Company.

4.           All of the outstanding shares of capital stock of the Company and the RMI Subsidiaries, including the Shares, have been duly authorized and validly issued, are fully paid and non-assessable and are free of any statutory preemptive and, to the best of our knowledge, contractual preemptive rights, and, to the best of our knowledge, are owned free and clear of any encumbrances and liens.

5.           The statements under the captions “Marshall Island Corporate Law Discussion” and  “Tax Considerations—Marshall Islands Tax Considerations” in the Prospectus Supplement, Time of Sale Prospectus and Prospectus, Item 8 of Part II of the Registration Statement and “Item 3. Key Information—Risk Factors—Risks Relating to our Common Stock—Our amended and restated bylaws restrict stockholders from bringing certain legal action against our officers and directors” and “Item 3. Key Information—Risk Factors—Risks Relating to our Common Stock—We have anti-takeover provisions in our amended and restated bylaws that may discourage a change of control” in the Company’s Annual Report on Form 20-F for the year ending December 31, 2012 and incorporated by reference into the Registration Statement, Time of Sale Prospectus, and Prospectus insofar as such statements constitute summaries of documents governed by RMI law or RMI legal proceedings or refer to matters of RMI law or RMI legal conclusions, and those statements in the Registration Statement, Time of Sale Prospectus, Prospectus, and the Prospectus Supplement that are descriptions of RMI legal documents or of RMI legal proceedings, or refer to statements of RMI law or RMI legal conclusions, at the time such Registration Statement became effective, as of 8:30 A.M. (Eastern Standard Time) as of the date of the Prospectus Supplement, Time of Sale Prospectus, and the Prospectus and as of the date hereof, are accurate and complete in all material respects and present fairly the information purported to be shown.

6.           No approval, authorization, consent, license, registration, qualification, decree or order of or filing with any RMI governmental or regulatory commission, board, body, authority or agency is required or necessary in connection with the sale, assignment, transfer and delivery of the Shares under the Transaction Documents, the due authorization, execution and delivery of the Transaction Documents and consummation by the Company of the transactions contemplated by the Transaction Documents, except such which have been duly obtained and are in full force and effect.

7.           The execution, delivery and performance of the Transaction Documents or the offering and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the Articles of Incorporation, Bylaws or other organizational document of the Company or any of the RMI Subsidiaries or any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement to which the Company or any of the RMI Subsidiaries is a party or by which any of them may be bound or any RMI law, regulation or rule or any decree, judgment or order of any governmental or regulatory commission, board, body, authority or agency in the RMI applicable to the Company or any of the RMI Subsidiaries or their respective properties.

8.           To the best of our knowledge the Company has good and valid title to the assets described in the Registration Statement and the Prospectus Supplement, Time of Sale Prospectus, Prospectus, and the documents incorporated by reference therein.

9.           Assuming no shares of the Company’s Series B Participating Preferred Stock, par value $0.01 per share, have been converted into the Common Stock, as of the Closing Date (as defined in the Placement Agreement), after giving effect to the transactions (including the offering of the Shares) contemplated by the Transaction Agreements and the offer, sale and issuance of the Shares, the issued and outstanding shares of the Common Stock will be 59,340,974.

10.           The choice of New York law to govern the Transaction Documents constitutes a valid choice of law insofar as the laws of the RMI are concerned.

We hereby consent to the filing of this opinion with the Commission as an Exhibit to a report on Form 6-K and to the incorporation by reference of this opinion as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Dennis J. Reeder

Reeder & Simpson PC
Dennis J. Reeder

SCHEDULE I

COMPANY NAME

Ann Tanker Corporation
Cathy Tanker Corporation
Chris Tanker Corporation
DHT Chartering, Inc.
DHT Eagle, Inc.
DHT Maritime, Inc.
DHT Phoenix, Inc.
London Tanker Corporation
Newcastle Tanker Corporation
Sophie Tanker Corporation

SCHEDULE II

SUBSCRIPTION AGREEMENTS

1.	Subscription Agreement dated January 31, 2014 between the Company and Sola Ltd.;

2.	Subscription Agreement dated January 31, 2014 between the Company and Ultra Master Ltd.;

3.	Subscription Agreement dated January 31, 2014 between the Company and Cerberus Institutional Associates II, L.L.C.;

4.	Subscription Agreement dated January 31, 2014 between the Company and Avenue Capital Group;

5.	Subscription Agreement dated January 31, 2014 between the Company and Canyon Capital Advisors LLC;

6.	Subscription Agreement dated January 31, 2014 between the Company and Silver Point Capital Fund, LP;

7.	Subscription Agreement dated January 31, 2014 between the Company and Silver Point Capital Offshore Master Fund, LP;

8.	Subscription Agreement dated January 31, 2014 between the Company and QVT Fund V LP;

9.	Subscription Agreement dated January 31, 2014 between the Company and QVT Fund IV LP;

10.	Subscription Agreement dated January 31, 2014 between the Company and Quintessence Fund L.P.;

11.	Subscription Agreement dated January 31, 2014 between the Company and Nisswa Acquisition Master Fund Ltd.;

12.	Subscription Agreement dated January 31, 2014 between the Company and Pine River Master Fund Ltd;

13.	Subscription Agreement dated January 31, 2014 between the Company and Aristeria Horizons LP;

14.	Subscription Agreement dated January 31, 2014 between the Company and AAI Aristeria Fund PLC-Aristeria Reflection Fund;

15.	Subscription Agreement dated January 31, 2014 between the Company and Compass TSMA LP;

16.	Subscription Agreement dated January 31, 2014 between the Company and Compass ESMA LP;

17.	Subscription Agreement dated January 31, 2014 between the Company and Windermene Ireland Fund PLC;

18.	Subscription Agreement dated January 31, 2014 between the Company and CVIC Lux Securities Trading S.a.r.l.;

19.	Subscription Agreement dated January 31, 2014 between the Company and CVI CVF II Lux Securities Trading S.a.r.l.;

20.	Subscription Agreement dated January 31, 2014 between the Company and CVIC II Lux Securities Trading S.a.r.l.;

21.	Subscription Agreement dated January 31, 2014 between the Company and Cornell University;

22.	Subscription Agreement dated January 31, 2014 between the Company and Altair Global Credit Opportunities Fund (A), LLC;

23.	Subscription Agreement dated January 31, 2014 between the Company and Barclays Bank PLC;

24.	Subscription Agreement dated January 31, 2014 between the Company and RS Platou Markets AS (on behalf of its clients);

25.	Subscription Agreement dated January 31, 2014 between the Company and Claren Road Credit Master Fund, Ltd.;

26.	Subscription Agreement dated January 31, 2014 between the Company and BHR Master Fund, Ltd.;

27.	Subscription Agreement dated January 31, 2014 between the Company and BHR OC Master Fund, Ltd.;

28.	Subscription Agreement dated January 31, 2014 between the Company and Nokota Management, LP;

29.	Subscription Agreement dated January 31, 2014 between the Company and J. Goldman Master Fund L.P.;

30.	Subscription Agreement dated January 31, 2014 between the Company and New Generation Advisors LLC;

31.	Subscription Agreement dated January 31, 2014 between the Company and CQS Directional Opportunities Master Fund Limited;

32.	Subscription Agreement dated January 31, 2014 between the Company and CQS European Equity Long Short Master Fund Limited;

33.	Subscription Agreement dated January 31, 2014 between the Company and Kivu Investment Fund Limited;

34.	Subscription Agreement dated January 31, 2014 between the Company and Saba Capital Master Fund, Ltd.;

35.	Subscription Agreement dated January 31, 2014 between the Company and Saba Capital Master Fund II, Ltd.;

36.	Subscription Agreement dated January 31, 2014 between the Company and Saba Capital Leveraged Master Fund, Ltd.;

37.	Subscription Agreement dated January 31, 2014 between the Company and P. Schoenfeld Asset Management LP;

38.	Subscription Agreement dated January 31, 2014 between the Company and The Perritt Microcap Opportunities Fund, Inc.

39.	Subscription Agreement dated January 31, 2014 between the Company and Stone Lion Portfolio L.P.;

40.	Subscription Agreement dated January 31, 2014 between the Company and Permal Stone Lion Fund Ltd.;

41.	Subscription Agreement dated January 31, 2014 between the Company and Oceanic Hedge Fund;

42.	Subscription Agreement dated January 31, 2014 between the Company and Oceanic Opportunities Fund Ltd.;

43.	Subscription Agreement dated January 31, 2014 between the Company and Jeremy R. Kramer;

44.	Subscription Agreement dated January 31, 2014 between the Company and Hadron Alpha Select Fund;

45.	Subscription Agreement dated January 31, 2014 between the Company and Hadron Master Fund;

46.	Subscription Agreement dated January 31, 2014 between the Company and the Zenit Fund;

47.	Subscription Agreement dated January 31, 2014 between the Company and DNB Asset Management (Flagship);

48.	Subscription Agreement dated January 31, 2014 between the Company and DNB Asset Management (Navigator);

49.	Subscription Agreement dated January 31, 2014 between the Company and Kairos Pegasus Fund, Ltd.;

50.	Subscription Agreement dated January 31, 2014 between the Company and Kairos Partners SGR – Sicav Key;

51.
Subscription Agreement dated January 31, 2014 between the Company and the Invesco Perpetual European Smaller Companies Fund, a sub-fund of the Invesco Perpetual Smaller Companies and Markets Investment Series;

52.	Subscription Agreement dated January 31, 2014 between the Company and Aubrey Capital Management;

53.	Subscription Agreement dated January 31, 2014 between the Company and Cavenham Real Return;

54.	Subscription Agreement dated January 31, 2014 between the Company and Hermes Fund Managers (QLUX);

55.	Subscription Agreement dated January 31, 2014 between the Company and Hermes Fund Managers (QESG);

56.	Subscription Agreement dated January 31, 2014 between the Company and Ashburton Investments Global Energy SICAV Fund;

57.	Subscription Agreement dated January 31, 2014 between the Company and Norden 1 – European Opportunity Fund; and

58.	Subscription Agreement dated January 31, 2014 between the Company and Kellner Capital.